CHARLES R. EISENSTEIN
                      Certified Public Accountant
                          4750 Bedford Avenue
                          Brooklyn, NY  11235


To  the  Board  of  Directors
WAMEX  Holdings,  Inc.

I hereby consent to the use in this Form 8-K of my report dated
February 22, 2000 relating to the financial statements of WAMEX Holdings, Inc.

/s/  Charles R. Eisenstein
March 14, 2000